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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of F.N.B. Corporation for the registration of $350,000,000 Subordinated Notes and to the incorporation by reference therein of our report dated May 22, 2003 with respect to the consolidated financial statements of F.N.B. Corporation included in its Form 10-K/A dated May 23, 2003 filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

Birmingham, Alabama
June 18, 2003